UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Acquisition of Genesys Engineering P.C.

On February 26, 2016, Willdan Group, Inc. (the “Company”) and its wholly-owned subsidiary, Willdan Energy Solutions (“WES”), agreed to, subject to the satisfaction or waiver of certain customary conditions to closing, acquire substantially all of the assets of Genesys Engineering P.C. (“Genesys”) and assume certain specified liabilities of Genesys (collectively, the “Purchase”) pursuant to an Asset Purchase and Merger Agreement, dated as of February 26, 2016 (the “Agreement”), by and among the Company, WES, WESGEN (as defined below), Genesys and Ronald W. Mineo (“Mineo”) and Robert J. Braun (“Braun” and, together with Mineo, the “Genesys Shareholders”).  Pursuant to the terms of the Agreement, immediately after the Purchase, WESGEN, Inc., a non-affiliated professional corporation (“WESGEN”), will merge (the “Merger” and, together with the Purchase, the “Acquisition”) with Genesys, with Genesys remaining as the surviving corporation.

Pursuant to the terms of the Agreement, WES or WESGEN, as applicable, will pay the Genesys Shareholders an aggregate purchase price (the “Purchase Price”) of approximately $12.6 million, subject to post closing working capital and tax adjustments.  The Purchase Price consists of (i) $6.0 million in cash, payable at closing, (ii) 255,808 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), equaling $2.0 million based on the volume-weighted average price of shares of the Common Stock for the ten trading days immediately prior to, but not including, February 26, 2016, and (iii) $4.6 million in cash, payable in twenty-four (24) equal monthly installments beginning on March 26, 2016 (the “Installment Payments”). Until the third anniversary of the Closing Date (the “Closing Date”), the Genesys Shareholders will be prohibited from transferring or disposing of any Common Stock received in connection with the Acquisition.

The Agreement contains customary representations and warranties regarding the Company, WES, WESGEN, Genesys and the Genesys Shareholders, indemnification provisions and other provisions customary for transactions of this nature. Pursuant to the terms of the Agreement, the Company and WES will also provide guarantees to the Genesys Shareholders which will guarantee certain of WESGEN’s and Genesys’ obligations under the Agreement, including the Installment Payments. The consummation of the Acquisition is subject to the satisfaction or waiver of certain customary and other closing conditions. In addition to certain customary termination events, the Agreement may be terminated by any party if the Purchase has not been consummated on or prior to March 30, 2016.

The Company intends to use cash on hand to pay the $6.0 million initial purchase price.

From and after the Closing Date, Genesys will continue to be a professional corporation organized under the laws of the State of New York, wholly-owned by one or more licensed engineers. Pursuant to New York law, the Company will not own capital stock of Genesys. The Company has entered into an agreement with the post-Closing Date owners of Genesys pursuant to which such owners will be prohibited from selling, transferring or encumbering their ownership interest in Genesys without the Company’s consent. Notwithstanding the Company’s rights regarding the transfer of Genesys’ stock, the Company does not have control over the professional decision making of Genesys. The Company has entered into an administrative services agreement with Genesys pursuant to which WES will provide Genesys with ongoing administrative, operational and other non-professional support services.

Third Amendment to Credit Agreement

On February 26, 2016, the Company and its subsidiaries, as guarantors, entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement and Consent (as amended, the “BMO Credit Agreement”), dated as of March 24, 2014, by and between the Company, the guarantors listed therein, and BMO Harris Bank National Association (“BMO Harris”). The BMO Credit Agreement governs the Company’s credit facility that includes a revolving line of credit and a delayed draw term loan facility.

The Third Amendment revised the BMO Credit Agreement to, among other things, extend the maturity date of the BMO Credit Agreement from March 24, 2016 to March 24, 2017, to permit the Acquisition and the Installment Payments and to add Genesys as a guarantor under the BMO Credit Agreement upon the closing of the Merger.

The Third Amendment also permits the Company to repurchase up to $7.0 million of shares of Common Stock under certain conditions, including that, at the time of any such repurchase, (a) the Company have at least $7.0 million of unrestricted cash (or undrawn availability under the Company’s revolving credit facility), (b) the aggregate amount of all repurchases to the date of such repurchase be less than $7.0 million and (c) no default exists or would arise under the BMO Credit Agreement after giving effect to such repurchase.

The Third Amendment also revised certain covenants in the BMO Credit Agreement. As a result of the Third Amendment, the Company must maintain a minimum tangible net worth (as defined in the Third Amendment) of at least the sum of (a) the Company’s tangible net worth as of December 31, 2015, plus (b) 50% of net income (only if positive) for each fiscal quarter ending after the effectiveness of the Third Amendment, plus (c) the aggregate proceeds received by the Company from the issuance or sale of equity interests in the Company after the effectiveness of the Third Amendment, minus (d) the aggregate dollar amount of stock repurchases after the effectiveness of the Third Amendment, plus or minus, as applicable, (e) 80% of any adjustments to tangible net worth of the Company arising as a result of the consummation of the Acquisition or certain other acquisitions identified to BMO Harris. Pursuant to the terms of the Third Amendment, the Company’s ability to incur permitted indebtedness was also (i) decreased for notes to sellers of acquired businesses from $4.25 million to $4.15 million and (ii) increased for cash earn out, performance payments or similar obligations relating to acquisitions permitted by the BMO Credit Agreement from $7.9 million to $10.5 million. The Third Amendment also allows the Company to incur permitted indebtedness relating to the Installment Payments up to a maximum of $4.6 million and subject to other conditions.

There are no outstanding borrowings under the revolving line of credit and all $7.5 million remain available for borrowing.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the heading “—Third Amendment to Credit Agreement” is hereby incorporated by reference in its entirety in this Item 2.03.

Item 3.02                                           Unregistered Sale of Equity Securities.

Upon the consummation of the Acquisition, the Company will issue 127,904 shares of Common Stock to Mr. Mineo and 127,904 shares of Common Stock to Mr. Braun (collectively, the “Stock Issuances”).

The issuances of Common Stock in the Stock Issuances will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Such shares will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The information set forth above under Item 1.01 under the heading “—Acquisition of Genesys Engineering P.C.” is hereby incorporated by reference in its entirety in this Item 3.02.

Item 7.01                                           Regulation FD Disclosure

On February 29, 2016, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished on this 8-K as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are being filed as part of this report:

10.1                        Third Amendment to the Credit Agreement and Consent, dated as of February 26, 2016, by and between Willdan Group, Inc. and BMO Harris Bank National Association

99.1                        Press Release of Willdan Group, Inc., dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: March 2, 2016	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Third Amendment to the Credit Agreement and Consent, dated as of February 26, 2016, by and between Willdan Group, Inc. and BMO Harris Bank National Association

99.1	Press Release of Willdan Group, Inc., dated February 29, 2016